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                                                                     EXHIBIT 4.5

               FIRST AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT



     THIS FIRST AMENDMENT TO RECEIVABLES PURCHASE AGREEMENT dated as of August 28, 1998 (the "Amendment") is entered into among APPLIED POWER CREDIT CORPORATION, a Nevada corporation ("Seller"), APPLIED POWER INC., a Wisconsin corporation, individually and as the initial Servicer (the "Servicer"), BARTON CAPITAL CORPORATION, a Delaware corporation, as the Purchaser (the "Purchaser"), and SOCIETE GENERALE, a banking corporation organized under the laws of France, acting through its Chicago Branch, as agent for the Purchaser (in such capacity, the "Agent").



                                 R E C I T A L S
                                 - - - - - - - -


     A. The Seller, the Servicer, the Purchaser and the Agent have entered into that certain Receivables Purchase Agreement, dated as of November 20, 1997 (the "Receivables Purchase Agreement") pursuant to which Seller will sell to Purchaser certain Undivided Interests in all outstanding Pool Receivables purchased by Seller from the Originators pursuant to the Purchase and Sale Agreement (as defined in the Receivables Purchase Agreement).

     B. The parties to the Receivables Purchase Agreement desire to enter into this Amendment to amend the Receivables Purchase Agreement.

     1. Certain Defined Terms. Capitalized terms used but not defined herein shall have the meanings set forth for such terms in Schedule I to the Receivables Purchase Agreement.

     2. Amendments to Receivables Purchase Agreement. The Receivables Purchase Agreement is hereby amended as follows:

          (a) Section 1.03(a) of the Receivables Purchase Agreement is hereby amended by deleting the amount "$80,000,000" where it appears in such Section and inserting in lieu thereof the amount "$90,000,000."

          (b) The definition of "Demand Note" set forth in Schedule I to the Receivables Purchase Agreement is hereby amended in its entirety as follows:

               "Demand Note" means the Amended and Restated Demand Promissory Note, in the original principal amount of $14,400,000 issued by API to Seller.

     3. Effect of Amendment. This Amendment shall become effective upon (i) the execution of such Amendment by all of the parties hereto, and (ii) receipt by the Agent of the
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written consent of the Majority Purchasers (as defined in the Stand-By Purchase
Agreement). Except as expressly amended and modified by this Amendment, all provisions of the Receivables Purchase Agreement shall remain in full force and effect. After this Amendment becomes effective, all references in each of the Agreements to "this Agreement", "hereof", "herein", or words of similar effect referring to such Agreement shall be deemed to be references to the Receivables Purchase Agreement, as amended by this Amendment. This Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreements other than as set forth herein.

     4. Counterparts. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, and each counterpart shall be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     5. Governing Law. This Amendment shall be governed by, and construed in accordance with the law of the State of Illinois without regard to any otherwise applicable principles of conflicts of law.

     6. Section Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or the Receivables Purchase Agreement or any provision hereof or thereof.


                        [signature pages on next page]

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     IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                              APPLIED POWER CREDIT CORPORATION

                              By:  /s/ Richard Carroll
                                  --------------------
                                Name: Richard D. Carroll
                                Title: Treasurer


                              APPLIED POWER INC.

                              By:  /s/ James Maxwell IV
                                  ---------------------
                                Name: James Maxwell IV
                                Title: Assistant Treasurer

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                              BARTON CAPITAL CORPORATION

                              By:  /s/ Juliana Johnson
                                  --------------------
                                Name: Juliana C Johnson
                                Title: Vice President


                              SOCIETE GENERALE,
                              as the Agent

                              By:  /s/ Bradley P. Summers
                                  -----------------------
                                Name: Bradley P. Summers
                                Title: Director

                              By:  /s/ C. Steve Coffman
                                  ---------------------
                                Name: C. Steve Coffman
                                Title: Associate

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